Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri, 63136, hereby appoint W. J. Galvin as their Attorney-in-Fact for the purpose of signing Emerson Electric Co.'s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2007.

Dated: October 2, 2007

Signature	Title

/s/ D. N. Farr	Chairman of the Board, Chief Executive Officer, President and Director
D. N. Farr

/s/ W. J. Galvin	Senior Executive Vice President, Chief Financial Officer and Director
W. J. Galvin

/s/ R. J. Schlueter	Vice President and Chief Accounting Officer
R. J. Schlueter

/s/ A. A. Busch III	Director
A. A. Busch III

/s/ D. C. Farrell	Director
D. C. Farrell

/s/ C. Fernandez G.	Director
C. Fernandez G.

/s/ A. F. Golden	Director
A. F. Golden

/s/ R. B. Horton	Director
R. B. Horton

/s/ V. R. Loucks, Jr.	Director
V. R. Loucks, Jr.

/s/ J. B. Menzer	Director
J. B. Menzer

/s/ C. A. Peters	Director
C. A. Peters

/s/ J. W. Prueher	Director
J. W. Prueher

/s/ R. L. Ridgway	Director
R. L. Ridgway

/s/ R. L. Stephenson	Director
R. L. Stephenson